Exhibit 99.1

165 W. Liberty Street Ste. 220 Reno, NV 89501 t 775.393.9113

LGL Systems Acquisition Corp. “DFNSU” announces it will list on the New York Stock Exchange

Reno, Nevada, March 2, 2020 (GLOBE NEWSWIRE) -- LGL Systems Acquisition Corp. (Nasdaq: DFNSU) (the “Company”) announced today that it is voluntarily transferring the listing of its units from the Nasdaq Capital Market (“Nasdaq”) to the New York Stock Exchange (“NYSE”).

The Company will retain its current “DFNS.U” ticker symbol for the units with the transfer and expects they will trade on the NYSE on or before March 12, 2020. In addition, the Company expects separate trading of its Class A common stock (DFNS) and warrants (DFNSW) comprising the units to begin on the NYSE on March 13, 2020 under the ticker symbols “DFNS” and “DFNS WS.” Prior to March 12, 2020, the Company’s units will continue to trade on Nasdaq. Following the commencement of separate trading of the Class A common and warrants on the NYSE, the units will continue to be listed on the NYSE.

“We are pleased to announce the transition of the DFNSU listing to the New York Stock Exchange and look forward to offering investors the NYSE’s trading liquidity and access to capital markets associated with such a globally recognized stock exchange. We thank the professionals at the NASDAQ for their efforts during the initial period of LGL’s introduction to the stock market.”, said Marc Gabelli, the Company’s Chief Executive Officer.

About LGL Systems Acquisition Corp.

LGL Systems Acquisition Corp.’s (“LGL”) long term mission is to acquire a business that will serve as a platform to build a fully integrated provider of defense products and services defending the interests of the United States. LGL believes there is a significant growth opportunity in the United States defense landscape due to the continued emphasis on modernization as the United States and its Western European allied nations have underinvested in their respective militaries as the perceived threat diminished after the end of the Cold War.  C4ISR data processing, analytics, security and dissemination with a broad range of applications across the aerospace, defense and communication end markets will be a focus, and will seek to effectively employ our management team’s industry skills and experience as well as their extensive personal network to add substantial value. LGL is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or other similar business combination with one or more businesses or entities. The Company’s efforts to identify a prospective target business will not be limited to any particular industry or geographic region, although the Company initially intends to focus on target businesses in the aerospace, defense and communications industries with enterprise valuations in the range of $350 million to $1 billion.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, including with respect to the initial public offering, the anticipated use of the proceeds thereof and the search for an initial business combination, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements, including those set forth in the risk factors section of the prospectus used in connection with the Company’s initial public offering. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contact:
investors@dfns.ai

Marc Gabelli
Chief Executive Officer
(775) 393-9113